Exhibit 21

SUBSIDIARIES OF M.D.C. HOLDINGS, INC.

AMERICAN HOME INSURANCE AGENCY, INC.
AMERICAN HOME TITLE AND ESCROW COMPANY
AHT REINSURANCE, INC.
ASFC-W, INC.
ASW FINANCE COMPANY
BELCORP-1, INC.
BELCORP-2, INC.
DESIGNER DOOR & MILLWORK OF CALIFORNIA, INC.
DOVE CANYON PROPERTIES, INC.
ENERWEST, INC.
FINANCIAL ASSET MANAGEMENT CORPORATION
GREENWAY FARMS DEVELOPMENT CORPORATION
HOMEAMERICAN MORTGAGE CORPORATION
LION INSURANCE COMPANY
LION WARRANTY CORPORATION
MDC/WOOD, INC.
M.D.C. ACCEPTANCE CORPORATION
MDC.com, INC.
M.D.C. FINANCIAL CORPORATION
M.D.C. HOLDINGS, INC. CHARITABLE FOUNDATION (private, non-profit)
M.D.C. HOME FINANCE CORPORATION
M.D.C. INSTITUTIONAL RESIDUALS, INC.
M.D.C. LAND CORPORATION
MDC MORTGAGE FINANCE, INC.
M.D.C. MORTGAGE FUNDING CORPORATION II
M.D.C. RESIDUAL HOLDINGS, INC.
RAH OF TEXAS, LP
RAH TEXAS HOLDINGS, LLC
RICHMOND AMERICAN CONSTRUCTION, INC.
RICHMOND AMERICAN HOMES OF ARIZONA, INC.
RICHMOND AMERICAN HOMES OF CALIFORNIA, INC.
RICHMOND AMERICAN HOMES OF CALIFORNIA (INLAND EMPIRE), INC.
RICHMOND AMERICAN HOMES OF COLORADO, INC.
RICHMOND AMERICAN HOMES OF DELAWARE, INC.
RICHMOND AMERICAN HOMES OF ILLINOIS, INC.
RICHMOND AMERICAN HOMES OF MARYLAND, INC.
RICHMOND AMERICAN HOMES OF NEW JERSEY, INC.
RICHMOND AMERICAN HOMES OF NEVADA, INC.
RICHMOND AMERICAN HOMES OF NORTHERN CALIFORNIA, INC.
RICHMOND AMERICAN HOMES OF PENNSYLVANIA, INC.
RICHMOND AMERICAN HOMES OF TEXAS, INC.
RICHMOND AMERICAN HOMES OF UTAH, INC.
RICHMOND AMERICAN HOMES OF VIRGINIA, INC.
RICHMOND AMERICAN HOMES OF WEST VIRGINIA, INC.
RICHMOND AMERICAN HOMES TWO, INC.
RICHMOND AMERICAN HOMES THREE, INC.
RICHMOND AMERICAN HOMES FOUR, INC.
RICHMOND AMERICAN HOMES FIVE, INC.
RICHMOND AMERICAN HOMES SIX, INC.
RICHMOND AMERICAN HOMES SEVEN, INC.
RICHMOND HOMES LIMITED
RICHMOND MANAGEMENT OF COLORADO, INC.
RICHMOND REALTY, INC.
RICHMOND SHELF, INC.
STAR AMERICAN INSURANCE LTD.
THE YEONAS COMPANY
YOSEMITE AMERICAN MORTGAGE CORPORATION
YOSEMITE FINANCIAL, INC.